CONSENT OF INDEPENDENT AUDITORS


                                   We  consent to the reference to our firm
 under the caption "Experts" in the Registration  Statement  (Form S-3) and
  related Prospectus of Horizon Group, Inc. for the registration of 2,165,605 shares of its common stock and to the incorporation by reference therein of our reports dated February 26, 1997, with respect to the consolidated financial statements and schedule of Horizon Group, Inc. incorporated by reference or included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                                       /s/  Ernst & Young LLP


 Chicago, Illinois
 May 12, 1997





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